                                                               Exhibit (a)(1)(B)

                              LETTER OF TRANSMITTAL

                     TO TENDER ELIGIBLE OPTIONS TO PURCHASE
                    SHARES OF COMMON STOCK OF PUMATECH, INC.
                                GRANTED UNDER THE
                   PUMA TECHNOLOGY, INC. AMENDED AND RESTATED
                           1993 STOCK OPTION PLAN, AND
           PUMA TECHNOLOGY, INC. 2000 SUPPLEMENTAL STOCK OPTION PLAN,
                                   AS AMENDED
                    FOR NEW OPTIONS GRANTED UNDER SUCH PLANS

                     PURSUANT TO THE OFFER TO EXCHANGE DATED
                               SEPTEMBER 24, 2001
                  ---------------------------------------------
               THE OFFER AND RELATED RIGHT OF WITHDRAWAL EXPIRE AT
                        12:00 MIDNIGHT, CALIFORNIA TIME,
                              ON OCTOBER 22, 2001,
                          UNLESS THE OFFER IS EXTENDED.
                  ---------------------------------------------
To: Human Resources Department
Pumatech, Inc.

              DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
                OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA
               FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE
                      WILL NOT CONSTITUTE A VALID DELIVERY.
================================================================================
Pursuant to the terms and subject to the conditions of the Offer to Exchange dated September , 2001 and this Letter of Transmittal, I, a current employee, officer or director of Pumatech, Inc. or its subsidiary (including its subsidiaries, the "Company"), hereby tender the following outstanding options to purchase shares ("Option Shares") of common stock, par value $.001 per share, of the Company that have been granted under the Puma Technology, Inc. Amended and Restated 1993 Stock Option Plan and Pumatech, Inc. 2000 Supplemental Stock Option Plan, as amended (collectively, the "Plans") and have an exercise price greater than $3.01.

To validly tender your eligible options, you must complete the following table according to Instructions 2 and 3 on page 6 of this Letter of Transmittal.

----------------------------------------------------------------------------------------------------------------------------
Grant Date of        Exercise Price         Total Number of Option
  Option/1/            of Option            Shares Subject to Option/2/                 Name of Plan/3/
---------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

  ------------
  1 List each option on a separate line even if more than one option was granted on the same date.

  2 Provide the total number of Option Shares subject to the entire option in this column. By tendering this option, you are agreeing to tender it for the full number of Option Shares subject to this option.

  3 Provide the name of the Plan under which the Option was granted. This information can be found in your individual "Personnel Option Status" report that was distributed to you by your Human Resources Department representative.

To Pumatech, Inc.:

  Upon the terms and subject to the conditions set forth in the Offer to Exchange dated September 24, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter of Transmittal" which, together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Pumatech, Inc., a Delaware corporation (the "Company"), the options (the "Options") to purchase shares ("Option Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") specified in the table above, in exchange for "New Options," which are new options to purchase shares of Common Stock equal in number to the number of Option Shares subject to the Options that I tender hereby (subject to adjustment in specified circumstances). I understand that unless I am not eligible under the 2000 Plan that all New Options will be subject to the terms and conditions of the 2000 Plan (the "Controlling Plan"), and to a new option grant document between the Company and me.

  Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended, delayed, terminated or amended, the terms and conditions of any such extension, delay, termination or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter of Transmittal is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

  I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option grant document, and such options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

  All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

  By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of options tendered pursuant to the Offer will constitute a binding agreement between the Company and me, upon the terms and subject to the conditions of the Offer.

  I acknowledge that the New Options that I will receive:

  (1) will not be granted until on or about the first business day that is at least six months and two days after the date when the Options tendered hereby are accepted for exchange and canceled; and

  (2) will be subject to the terms and conditions set forth in the Controlling Plan and in a new option grant document between the Company and me that will be forwarded to me after the grant of the New Options for my signature and return to the Company.

  I acknowledge that I expect no financial compensation from the exchange and cancellation of my Options. I also acknowledge that I must be an employee, officer or director of the Company or one of its subsidiaries from the date when I tender Options through the date when the New Options are granted and otherwise be eligible under the Controlling Plan on the date when the New Options are granted in order to receive New Options. I further acknowledge that if I do not remain such an employee, officer or director, I will not receive any New Options or any other consideration for the Options that I tender and that are accepted for exchange pursuant to the Offer. If I pass away, become disabled and am terminated, quit with or without a good reason or am terminated with or without cause before the date when the New Options are granted, then I will not receive anything for the Options that I tender and that are accepted for exchange pursuant to the Offer. I acknowledge that I will not receive any additional options or New Options until the date that is at least six months and one day after the date when the Options that I tender are accepted for exchange and canceled.

  If I am an employee in the United Kingdom and am employed pursuant to the terms of an offer letter or other agreement with the Company, then I agree that the terms of my offer letter or other agreement will be changed to the extent that I participate in the Offer to reflect the exchange of Options for New
                                ------------------------------------------
Options and a reduction in my salary equal to 5% of my current salary.
---------------------------------------------------------------------

  The name and tax ID/social security number of the registered holder of the Options tendered hereby appear below exactly as they appear on the option grant document(s) representing such Options. By completing the table on page 2 of this Letter of Transmittal, I have indicated the Options that I am tendering, which represent all of the Option Shares subject to each such Option. In the appropriate boxes of the table, I have listed for each Option the grant date, the exercise price the total number of Option Shares subject to the Option and the Plan under which the Option was granted. I understand that I may tender all or any of my options outstanding under the Plans having an exercise price greater than $3.01 per share in whole, but not in part, and that I am not required to tender any of such options in the Offer. I also understand that all of such Options properly tendered prior to the Expiration Date (as defined in the following sentence) and not validly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the terms and conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 12:00 midnight, California Time, on October 22, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires. If the Company does not extend the Offer, Options may be tendered at any time on or before Monday, October 22, including during the business day on that Monday; however, any Options tendered on or after 12:01 A.M. on Tuesday, October 23 will not be accepted.

  I recognize that upon the occurrence of any of the conditions set forth in
Section 6 of the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange.

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) OPTION HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF OPTIONS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

  All capitalized terms used in this Letter of Transmittal but not defined shall have the meaning ascribed to them in the Offer to Exchange.

I have read, understand and agree to all of the terms and conditions of the Offer.

                        OPTION HOLDER: PLEASE SIGN BELOW

                           (See Instructions 1 and 4)

  You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter of Transmittal proper evidence of the authority of such person to act in such capacity.

---------------------------------------------
       SIGNATURE OF OWNER

---------------------------------------------
(Signature of Holder or Authorized Signatory)

Date: _________ __, 2001

Name: _______________________________________
                 (Please Print)

Capacity:____________________________________

Address:_____________________________________

_____________________________________________
            (Please include ZIP code)

Telephone No. (with area code):

_____________________________________________

Tax ID/ Social Security No.:_________________


                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

  1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter of Transmittal (or a facsimile), and any other documents required by this Letter of Transmittal, must be received by the Company's Human Resources Department on or before the Expiration Date, which is currently scheduled for 12:00 midnight, California Time, on Monday, October 22. This means that if the Company does not extend the Offer, you may return your Letter of Transmittal at any time on or before Monday, October 22, including during the business day on that Monday; however, any Letters of Transmittal returned on or after 12:01 A.M. on Tuesday, October 23 will not be accepted.

  THE METHOD BY WHICH YOU DELIVER THIS LETTER OF TRANSMITTAL IS AT YOUR ELECTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE

DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

  Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered Options you must deliver a Notice of Withdrawal of Tender, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer, unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

  The Company will not accept any alternative, conditional or contingent tenders. All tendering employees or directors, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

  2. Inadequate Space. If the space provided herein is inadequate, the information requested by the table on page 2 of this Letter of Transmittal regarding the Options to be tendered should be provided on a separate schedule attached hereto.

  3. Tenders. If you intend to tender options pursuant to the Offer, you must complete the table on page 2 of this Letter of Transmittal by providing the following information for each Option that you intend to tender: grant date, exercise price, the total number of Option Shares subject to the Option and the Plan under which the Option was granted. If you choose to tender an Option, you must tender the full number of Option Shares subject to the Option.

  4. Signatures on this Letter of Transmittal. If this Letter of Transmittal is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option grant document(s) to which the Options are subject without alteration, enlargement or any change whatsoever.

  If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, then such person's full title and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter of Transmittal.

  5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter of Transmittal, may be directed to your Human Resources Department representative. You can find a list of representatives, together with their contact information, at the back of these Instructions to the Letter of Transmittal. Any copies will be furnished promptly at the Company's expense.

  6. Irregularities. All questions as to the number of Option Shares subject to Options to be accepted for exchange, and any questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any tender of Options will be determined by the Company in its sole discretion, which determinations shall be final and binding on all interested persons. The Company reserves the right to reject any or all tenders of Options that the Company determines not to be in appropriate form or the acceptance of which is unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in any tender with respect to any particular Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine.

Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

  IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY) MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE, WHICH IS CURRENTLY SCHEDULED FOR 12:00 MIDNIGHT ON MONDAY, OCTOBER 22, 2001. THIS MEANS THAT IF THE COMPANY DOES NOT EXTEND THE OFFER, LETTERS OF TRANSMITTAL MAY BE RETURNED AT ANY TIME ON OR BEFORE MONDAY, OCTOBER 22, INCLUDING DURING THE BUSINESS DAY ON THAT DAY; HOWEVER, ANY LETTERS OF TRANSMITTAL RETURNED ON OR AFTER 12:01 A.M. ON TUESDAY, OCTOBER 23 WILL NOT BE ACCEPTED.

  7. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information and to
Section 14 of the Offer to Exchange, which contains important international income tax information.

  8. Human Resources Department Representatives. Below is a list of your Human Resources Department representatives, together with their contact information.

                   Human Resources Department Representatives

                              Nashua, New Hampshire
                              ---------------------

                               Mitzi Burkinshaw
                       Phone: (603) 888-0666, Ext. 1069
                              Fax: (603) 888-9817
                            mburkinshaw@pumatech.com
                            ------------------------

                              San Jose, California
                              --------------------

                                  Sylina Lopez
                              Phone: (408) 321-3825
                               Fax: (408) 321-3886
                               Slopez@pumatech.com
                               -------------------

                              Los Gatos, California
                              ---------------------

                                  Heather Busby
                              Phone: (408) 399-8523
                               Fax: (408) 395-9642
                               hbusby@pumatech.com
                               -------------------

                             Santa Cruz, California
                             ----------------------

                                  Heather Busby
                              Phone: (408) 399-8523
                               Fax: (408) 395-9642
                               hbusby@pumatech.com
                               -------------------

                                 London, England
                                 ---------------

                                  Sylina Lopez
                              Phone: (408) 321-3825
                               Fax: (408) 321-3886
                               Slopez@pumatech.com
                               -------------------

                                  Tokyo, Japan
                                  ------------

                                  Sylina Lopez
                              Phone: (408) 321-3825
                               Fax: (408) 321-3886
                               Slopez@pumatech.com
                               -------------------